Exhibit 99.2
2nd Quarter 2010 Conference Call July 22, 2010

2 During this discussion, we may make forward-looking statements within the meaning of applicable securities laws. The statements may include projections regarding future earnings and results which are based upon management's current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include general economic conditions, increases in cost or availability of ingredients, packaging, energy and employees, price competition and industry consolidation, risks from large customers, ability to execute strategic initiatives, product recalls or safety concerns, disruptions of our supply chain or information technology systems, changes in consumer preferences, food industry and regulatory factors, and interest rate and foreign exchange rate risks, as well as those that have been discussed in our most recent Form 10- K filed with the Securities and Exchange Commission. "Forward-Looking Statements"

2nd Quarter 2010 Financial Review Rick Puckett Executive Vice President & Chief Financial Officer

4 Net Revenue Growth (Unaudited) (CHART)

Q2 2010 Net Revenue Summary $ in Millions (Unaudited) 5

6 Gross Margin Trend (Unaudited) * Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix. (CHART)

7 SG&A % of Net Revenue (Unaudited) * Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix. (CHART)

8 Operating Profit** Margin Trend (Unaudited) ** Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP in the Appendix. * Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix. (CHART)

Q2 2010 Financial Summary $ in Millions, except EPS (Unaudited) 9 * Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP measures in the Appendix. ** Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix.

10 * EBITDA and Net Debt are non-GAAP measures. For a corresponding reconciliation of EBITDA and Net Debt to the most comparable GAAP measures, see the reconciliation of non-GAAP measures in the Appendix. ** Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix. 2nd Quarter Key Statistics $ in Millions (Unaudited)

2010 Financial Summary First Six Months $ in Millions, except EPS (Unaudited) 11 * Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP measures in the Appendix. ** Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix.

Selected Cash Flow Items First Six Months $ in Millions (Unaudited) 12

2010 Full Year Estimates $ in Millions, except EPS 13

Operations Overview Dave Singer President & Chief Executive Officer

Q&A

Appendix

Reconciliation of Non-GAAP Measures 17 This presentation includes certain measures not derived in accordance with generally accepted accounting principles ("GAAP"). Such measures should not be considered substitutes for any measures derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliation of these non-GAAP financial measures to the most nearly comparable GAAP measures, if applicable, is presented on the slides that follow. The Company believes these non-GAAP financial measures provide useful information to investors as the measures emphasize core on- going operations and are helpful in comparing past and present operating results. The Company uses these measures to evaluate past performance and prospects for future performance. The presentation of non-GAAP financial measures by the Company should not be considered in isolation or as a substitute for the Company's financial results prepared in accordance with GAAP.

Reconciliation of Non-GAAP Measures: Q2 2010 Special Items $ in Millions, except EPS (Unaudited) 18

Reconciliation of Non-GAAP Measures: First Six Months 2010 Special Items $ in Millions, except EPS (Unaudited) 19

Reconciliation of Non-GAAP Measures: Operating Profit $ in Millions (Unaudited) 20

21 Reconciliation of Non-GAAP Measures: EBITDA $ in Millions (Unaudited)

22 Reconciliation of Non-GAAP Measures: Net Debt $ in Millions (Unaudited)